As filed with the Securities and Exchange Commission on May 24, 2007
Registration No. 333-107551

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DENDREON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3203193
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3005 First Avenue
Seattle, WA 98121
(877) 256-4545
(Address of Principal Executive Offices)

2000 Equity Incentive Plan, as amended
(Full Title of the Plans)
Richard F. Hamm, Jr., Esq.
Dendreon Corporation
3005 First Avenue
Seattle, WA 98121
(Name and Address of Agent for Service)
(877) 256-4545
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Julie M. Robinson, Esq.
Cooley Godward Kronish llp
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1

EXPLANATORY NOTE
This Post-Effective Amendment is being filed solely to amend Exhibit 5.1 to the Registration Statement in its entirety.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 24, 2007.

Dendreon Corporation
By:	/s/ Mitchell H. Gold
Mitchell H. Gold, M.D.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mitchell H. Gold, M.D. Mitchell H. Gold, M.D.	Director, President and Chief Executive Officer (Principal Executive Officer)	May 24, 2007
/s/ Gregory T. Schiffman Gregory T. Schiffman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 24, 2007
/s/ Gregory R. Cox Gregory R. Cox	(Principal Accounting Officer)	May 24, 2007
* Richard B. Brewer	Chairman of the Board of Directors	May 24, 2007
* Susan B. Bayh	Director	May 24, 2007
* Gerardo Canet	Director	May 24, 2007
* Bogdan Dziurzynski, D.P.A	Director	May 24, 2007
* M. Blake Ingle, Ph.D.	Director	May 24, 2007
* Ruth B. Kunath	Director	May 24, 2007
* David L. Urdal, Ph.D.	Director	May 24, 2007
* Douglas G. Watson	Director	May 24, 2007

*Pursuant to Power of Attorney

By:	/s/ Mitchell H. Gold
Mitchell H. Gold
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2 (2)	Amended and Restated Bylaws of the Registrant.

4.4 (3)	Form of Common Stock Certificate.

4.4 (4)	Rights Agreement dated as of September 18, 2002 between Dendreon Corporation and Mellon Investor Services LLC (including exhibits thereto)

4.5 (4)	Dendreon Corporation Certificate of Designation of Series A Junior Participating Preferred Stock.

5.1	Opinion of Richard F. Hamm, Jr., General Counsel.

23.1 (5)	Consent of Ernst & Young llp, independent registered public accounting firm.

23.2	Consent of Richard F. Hamm Jr., General Counsel. Reference is made to Exhibit 5.1.

24.1 (5)	Power of Attorney.

99.1 (5)	Dendreon Corporation 2000 Equity Incentive Plan, as amended.

99.2 (6)	1991 Incentive and Compensation Plan of Corvas International, Inc. (“Corvas”), as amended.

99.3 (7)	Amendment to 1991 Incentive and Compensation Plan of Corvas.

99.4 (8)	2000 Equity Incentive Plan of Corvas.

99.5(9)	Amendment to Equity Incentive Plan of Corvas.

(1)	Filed as an exhibit to the Registrant’s Form 10-Q for the quarter ended March 31, 2002 and filed May 14, 2002 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, as filed on June 13, 2003 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registration Statement on Form S-1/A (No. 333-31920) filed on March 22, 2000 and incorporated herein by reference.

(4)	Filed as an exhibit to the Current Report on Form 8-K filed on September 25, 2002 and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (No. 333-107551) and incorporated herein by reference.

(6)	Filed as an exhibit to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 of Corvas, as filed on August 12, 1996 and incorporated herein by reference.

(7)	Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 of Corvas, as filed on March 30, 2001 and incorporated herein by reference.

(8)	Filed as an exhibit to the Registration Statement on Form S-8 (No. 333-41784) of Corvas, as filed on July 19, 2000 and incorporated herein by reference.

(9)	Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of Corvas, as filed on March 14, 2003 and incorporated herein by reference.